                                                                     Exhibit 4.1

ARTICLE  I  OF  THE  BY  LAWS  OF  ACTO  DIGITAL  VIDEO  U.S.A  INC.
--------------------------------------------------------------------

Section  7.  Removal of Directors     At a meeting of shareholders, any director
---------------------------------
or the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

ARTICLE  II  OF  THE  BY  LAWS  OF  ACTO  DIGITAL  VIDEO  U.S.A  INC.
---------------------------------------------------------------------

Section  1.  Annual  Meeting     The  annual  meeting of the shareholders of the
----------------------------
corporation for the elections of officers and for such other business as may properly come before the meeting shall be held at such time and place as designated by the Board of Directors.

Section  2.  Special  Meeting     Special  meetings of the shareholders shall be
-----------------------------
held when directed by the President of when requested in writing by shareholders holding at least 10% of the Corporation's stock having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called by the President for a date not less than 10 nor more than 60 days after the request is made. Only business within the purposes described in the meeting notice may be conducted at a special shareholders' meeting.

Section  3. Place     Meetings of the shareholders will be held at the principal
-----------------
place of business of the Corporation or at such other place as designated by the Board of Directors.

Section 4. Notice     A written notice of each meeting of the shareholders shall
-----------------
be mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation. The meeting notice shall be mailed not less than 10 nor more than 60 days before the date set for the meeting. The record date for determining shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting at any time.

Section  5.  Shareholder  Quorum     A  majority of the shares entitled to vote,
--------------------------------
represented in person or by proxy shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained.

Section  6.  Shareholder Voting     If a quorum is present, the affirmative vote
-------------------------------
of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. An alphabetical list of all shareholders who are entitled to notice of a shareholders' meeting along with their addresses and the number of shares held by each shall be produced at a shareholders' meeting upon the request of any shareholder.

Section  7.  Proxies     A  shareholder  entitled  to  vote  at  any  meeting of
--------------------
shareholders or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation's officer or agent authorized to tabulate votes. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

Section  8.  Validation     If  shareholders  who  hold a majority of the voting
-----------------------
stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

Section  9.  Conduct  of  Business  by  Written  Consent     Any  action  of the
--------------------------------------------------------
shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the officer or agent of the Corporation having custody of the Corporation's records within 60 days after the date that the earliest written consent was delivered. Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters' rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for the state law governing corporations.

ARTICLE  IV  OF  THE  BY  LAWS  OF  ACTO  DIGITAL  VIDEO  U.S.A  INC.
---------------------------------------------------------------------

Section  2.  Shareholders'  Inspection  Rights     A  shareholder is entitled to
----------------------------------------------
inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any books and records of the Corporation. The shareholder must give the Corporation written notice of this demand at least five business days before the date on which he wishes to inspect and copy the record(s). The demand must be made in good faith and for a proper purpose. The shareholder must describe with reasonable particularity the purpose and the records he desires to inspect, and the records must be directly connected with this purpose. This Section does not affect the right of the shareholder to inspect and copy the shareholders' list described in this Article if the shareholder is in litigation with the Corporation. In such a case, the shareholder shall have the same rights as any other litigant to compel the production of corporate records for examination.

The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the

Corporation or of any other corporation, had aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.

Section  3.  Financial  Statements  for  Shareholders     Unless  modified  by
-----------------------------------------------------
resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing and respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section  4.  Other Reports to Shareholders     If the Corporation indemnifies or
------------------------------------------
advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders' meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting.

ARTICLE  VI  OF  THE  BY  LAWS  OF  ACTO  DIGITAL  VIDEO  U.S.A  INC.
---------------------------------------------------------------------

Section  1. Issuance.  The Board of Directors may authorize the issuance of some
---------------------
or all of the shares of any or all of its classes or series without certificates. Each certificate issued shall be signed by the President and the

Secretary (or the Treasurer). The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section  2.  Registered  Shareholders.  No  certificate  shall be issued for any
--------------------------------------
share until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section  3.  Transfer of Shares.  Shares of the Corporation shall be transferred
--------------------------------
on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are cancelled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section  4.  Lost, Stolen or Destroyed Certificates.  If a shareholder claims to
----------------------------------------------------
have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.